EXHIBIT 99.1
E

Claritev Corporation Reports Third Quarter 2025 Results

–Q3 2025 Revenues of $246.0 million grew 6.7% compared to Q3 2024
–Net Loss of $69.8 million
–Adjusted EBITDA of $155.1 million increased 9.5% compared to Q3 2024 (Adjusted EBITDA Margin of 63.1% versus 61.5% in Q3 2024)
–Claritev raises full-year 2025 revenue and Adjusted EBITDA guidance

McLean, VA — November 7, 2025 — Claritev Corporation (“Claritev” or the “Company”) (NYSE: CTEV), a technology, data and insights company focused on making healthcare more affordable, transparent and fair for all, today reported financial results for the third quarter ended September 30, 2025.

“We declared 2025 would be the Year of the Turn at Claritev. Our third quarter results and increased full year guidance demonstrate that we have made the Turn and are now focused on the next phase of our Strategic Plan – The Way Up. We have laid the foundation for success, and continue to execute across our business, driving growth in our core solutions while delivering value across our expanded vertical and growing market segments. I am proud of how our team has embraced the clarity of our purpose to make healthcare affordable and transparent for all, and used that mission to continue building deeper relationships across the healthcare ecosystem,” said Travis Dalton, Chairman, CEO and President of Claritev.

Mr. Dalton added: “Claritev is fit for growth. Our momentum can be seen in many ways. We renewed our top ten clients during the current year, with our largest clients agreeing to multi-year renewals. Our international business continues to expand and represents an exciting growth opportunity. We continue to add new logos, sign new subscription deals, partner with a growing list of leading organizations, and expand our pipeline to fuel our future growth. We know our Transformation is still in its early stages and there’s much more to do, but our teams are executing with discipline and urgency. We intend to close 2025 strongly and carry that success into the new year.”

Business and Financial Highlights
•Revenues of $246.0 million for Q3 2025, an increase of 6.7%, compared to revenues of $230.5 million for Q3 2024.
•Net loss of $69.8 million for Q3 2025, compared to net loss of $391.5 million for Q3 2024.
•Adjusted EBITDA of $155.1 million for Q3 2025, an increase of 9.5%, compared to Adjusted EBITDA of $141.6 million for Q3 2024.
•Net cash provided by operating activities of $19.9 million for Q3 2025, compared to net cash provided by operating activities of $72.8 million for Q3 2024.
•Free Cash Flow of $(16.3) million for Q3 2025, compared to Free Cash Flow of $41.1 million for Q3 2024.
•The Company ended Q3 2025 with $39.2 million of unrestricted cash and cash equivalents on the balance sheet.
•The Company processed approximately $45.9 billion in claim charges during Q3 2025, identifying potential medical cost savings of approximately $6.1 billion.

EXHIBIT 99.1
2025 Financial Guidance1
The Company is updating its full-year 2025 guidance, detailed in the table below:

Financial Metric	Prior FY 2025 Guidance	Updated FY 2025 Guidance
	(as of 8/6/2025)	(as of 11/7/2025)
Revenues	Flat to 2% from FY 2024	2.8% to 3.2% from FY 2024
Adjusted EBITDA Margin[1]	62.5% to 63.5%	62.5% to 63.0%
Capital expenditures	$170 million to $180 million	$165 million to $175 million
Effective tax rate	25% to 28%	No Change
Free Cash Flow	$(20) million to $20 million	No Change
Conference Call Information

The Company will host a conference call today, Friday, November 7, 2025 at 8:00 a.m. U.S. Eastern Time (ET) to discuss its financial results. To join the conference call, please pre-register using the following link at least ten minutes before the call begins:
https://www.netroadshow.com/events/login/LE9zwo3gtdzis7WZyrdvusEnWeMbZPm3F7y. Upon registration, you will receive a calendar invitation with call access details and a unique pin.
A live webcast of the conference call can be accessed through the Investor Relations section of the Company’s website at investors.claritev.com/events-and-presentations. This earnings press release and a supplemental slide deck will also be available on this section of the Company’s website.
For those unable to listen to the live conference call, a replay will be available after the call through the archived webcast on the Investor Relations section of the Company’s website.
About Claritev

Claritev is a healthcare technology, data and insights company focused on delivering affordability, transparency and quality to the U.S. healthcare system. Led by a team of deeply experienced associates, data scientists, and innovators, Claritev provides cutting-edge solutions and services fueled by over 40 years of claims processing data. Claritev leverages world-class technology and AI to power a robust enterprise platform that delivers meaningful insights to drive affordability and price transparency, and optimizes networks and benefits design in healthcare. By developing purpose-built solutions that support all key stakeholders - including payors, employers, patients, providers, and third parties - Claritev is dedicated to making healthcare more accessible and affordable for all.

Claritev serves more than 700 healthcare payors, over 100,000 employers, 60 million consumers, and 1.4 million contracted providers. For more information, visit claritev.com.

1 We have not reconciled the forward-looking Adjusted EBITDA guidance included above to the most directly comparable GAAP (as defined below) measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transaction-related expenses, and certain fair value measurements, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

EXHIBIT 99.1

Investor Relations Contacts
Todd Friedman
VP, Investor Relations
Claritev
866-909-7427
investor@claritev.com
Media Relations Contact
Pamela Walker
VP, Marketing & Communication
Claritev
781-895-3118
press@claritev.com

Forward Looking Statements

This press release contains forward-looking statements regarding our opinions, beliefs, projections, business plans and expectations. These forward-looking statements may differ materially from actual results due to a variety of factors and can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “forecasts,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These statements include all matters that are not historical facts. They appear in a number of places throughout this press release, including, but not limited to, statements relating to our ability to deliver anticipated results; our ability to successfully implement our transformation plan; the execution of our international expansion plan; the growth of our pipeline; our 2025 outlook and guidance; and the long-term prospects of the Company. Such forward-looking statements are based on available current market information and management’s expectations, beliefs and forecasts concerning future events impacting the business. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that these forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These factors include: loss of our clients, particularly our largest clients; the ability to achieve the goals of our strategic plans and recognize the anticipated strategic, operational, growth and efficiency benefits when expected; our ability to enter new lines of business and broaden the scope of our services; the loss of key members of our management team or inability to maintain sufficient qualified personnel; our ability to continue to attract, motivate and retain a large number of skilled employees, and adapt to the effects of inflationary pressure on wages; trends in the U.S. healthcare system, including recent trends of unknown duration of reduced healthcare utilization and increased patient financial responsibility for services; effects of competition; effects of pricing pressure; the inability of our clients to pay for our services; changes in our industry and in industry standards and technology; adverse outcomes related to litigation or governmental proceedings; interruptions or security breaches of our information technology systems and other cybersecurity attacks; our ability to maintain the licenses or right of use for the software we use; our ability to protect proprietary information, processes and applications; our inability to expand our network infrastructure; inability to preserve or increase our existing market share or the size of our preferred provider organization networks; decreases in discounts from providers; pressure to limit access to preferred provider networks; changes in our regulatory environment, including healthcare law and regulations; the expansion of privacy and security laws; heightened enforcement activity by government agencies; our ability to obtain additional financing; our ability to pay interest and principal on our notes and other indebtedness; lowering or withdrawal of our credit ratings; changes in accounting principles or the incurrence of impairment charges; the possibility that we may be adversely affected by other political, economic, business, and/or competitive factors; other factors disclosed in our Securities and Exchange Commission (“SEC”) filings, including our reports on Forms 10-K, 10-Q and 8-K; and other factors beyond our control.

EXHIBIT 99.1

We undertake no obligation to update these statements as a result of new information or future events or otherwise, except as may be required under applicable securities laws.
Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, Free Cash Flow, Unlevered Free Cash Flow and Adjusted cash conversion ratio. A non-GAAP financial measure is generally defined as a numerical measure of a company’s financial or operating performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Free Cash Flow, Unlevered Free Cash Flow and Adjusted cash conversion ratio are supplemental measures of Claritev’s performance that are not required by or presented in accordance with GAAP. These measures are not measurements of our financial or operating performance under GAAP, have limitations as analytical tools and should not be considered in isolation or as an alternative to net (loss) income, cash flows or any other measures of performance prepared in accordance with GAAP.

EBITDA represents net (loss) income before interest expense, interest income, income tax provision (benefit), depreciation, amortization of intangible assets, and non-income taxes. Adjusted EBITDA is EBITDA as further adjusted by certain items as described in the table below.

In addition, in evaluating EBITDA and Adjusted EBITDA you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of EBITDA and Adjusted EBITDA. The presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. The calculations of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Based on our industry and debt financing experience, we believe that EBITDA and Adjusted EBITDA are customarily used by investors, analysts and other interested parties to provide useful information regarding a company’s ability to service and/or incur indebtedness.

We also believe that Adjusted EBITDA is useful to investors and analysts in assessing our operating performance during the periods these charges were incurred on a consistent basis with the periods during which these charges were not incurred. Both EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider either in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of the limitations are:

•EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•EBITDA and Adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

•EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes; and

•Although depreciation and amortization are non-cash charges, the tangible assets being depreciated will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements.

EXHIBIT 99.1
Claritev’s presentation of Adjusted EBITDA should not be construed as an inference that our future results and financial position will be unaffected by unusual items.

Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, all as disclosed in the Statements of Cash Flows. Unlevered Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, plus cash interest paid, all as disclosed in the Statements of Cash Flows. Free Cash Flow and Unlevered Free Cash Flow are measures of our operational performance used by management to evaluate our business after purchases of property and equipment and, in the case of Unlevered Free Cash Flow, prior to the impact of our capital structure. Free Cash Flow and Unlevered Free Cash Flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, Claritev’s definitions of Free Cash Flow and Unlevered Free Cash Flow are limited, in that they do not represent residual cash flows available for discretionary expenditures, due to the fact that the measures do not deduct the payments required for debt service, in the case of Unlevered Free Cash Flow, and other contractual obligations or payments made for business acquisitions.

Adjusted cash conversion ratio is defined as Unlevered Free Cash Flow divided by Adjusted EBITDA. Claritev believes that the presentation of the Adjusted cash conversion ratio provides useful information to investors because it is an financial performance measure that shows how much of its Adjusted EBITDA Claritev converts into Unlevered Free Cash Flow.

EXHIBIT 99.1
CLARITEV CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except share and per share data)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$39,152	$16,848
Restricted cash	11,493	12,824
Trade accounts receivable, net	126,992	89,758
Prepaid expenses	21,768	20,493
Prepaid taxes	33,019	6,747
Unbilled Independent Dispute Resolution fees, net	15,362	21,850
Other current assets, net	9,672	6,995
Total current assets	257,458	175,515
Property and equipment, net	316,964	292,649
Operating lease right-of-use assets	13,326	16,097
Goodwill	2,403,140	2,403,140
Other intangibles, net	1,968,411	2,226,323
Other assets, net	31,002	37,103
Total assets	$4,990,301	$5,150,827
Liabilities and Shareholders’ (Deficit)/Equity
Current liabilities:
Accounts payable	$38,926	$86,327
Accrued interest	54,255	55,532
Operating lease obligation, short-term	4,826	4,385
Current portion of long-term debt	14,690	13,250
Accrued compensation	53,199	33,690
Other accrued expenses	47,421	20,606
Total current liabilities	213,317	213,790
Long-term debt	4,546,671	4,509,725
2025 Revolving Credit Facility	70,000	—
Operating lease obligation, long-term	16,239	13,857
Deferred income taxes	245,909	325,834
Other liabilities	—	3,599
Total liabilities	5,092,136	5,066,805
Commitments and contingencies (Note 7)
Shareholders’ (deficit)/equity:
Shareholder interests
Preferred stock, $0.0001 par value — 10,000,000 shares authorized; no shares issued	—	—
Common stock, $0.0001 par value — 1,500,000,000 shares authorized; 17,252,355 and 16,930,827 issued; 16,509,496 and 16,187,968 shares outstanding as of September 30, 2025 and December 31, 2024, respectively	2	2
Additional paid-in capital	2,390,886	2,372,954
Accumulated deficit	(2,348,850)	(2,145,138)
Accumulated other comprehensive loss	(5,140)	(5,063)
Treasury stock - 742,859 shares as of September 30, 2025 and December 31, 2024	(138,733)	(138,733)
Total shareholders’ (deficit)/equity	(101,835)	84,022
Total liabilities and shareholders’ (deficit)/equity	$4,990,301	$5,150,827

EXHIBIT 99.1
CLARITEV CORPORATION
Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues	$245,959	$230,495	$718,859	$698,479
Costs of services (exclusive of depreciation and amortization of intangible assets shown below)	62,060	$60,825	183,319	182,271
General and administrative expenses	61,893	$37,725	165,465	107,133
Depreciation	25,968	$22,572	75,775	65,372
Amortization of intangible assets	85,971	$85,971	257,913	257,913
Loss on impairment of goodwill and intangible assets	—	$361,612	—	1,434,363
Total expenses	235,892	568,705	682,472	2,047,052
Operating income (loss)	$10,067	$(338,210)	$36,387	$(1,348,573)
Interest expense	101,232	$81,792	292,614	245,119
Interest income	(471)	$(1,245)	(1,282)	(2,722)
Transaction costs - Refinancing Transaction	—	$—	7,879	—
Loss (gain) on extinguishment of debt	—	$—	670	(5,913)
Loss on sale of equity investments	2,667	$—	2,667	—
Gain on change in fair value of Private Placement Warrants and Unvested Founder Shares	—	(87)	—	(476)
Net loss before taxes	(93,361)	(418,670)	(266,161)	(1,584,581)
Benefit for income taxes	(23,608)	(27,220)	(62,449)	(76,715)
Net loss	(69,753)	(391,450)	(203,712)	(1,507,866)

Weighted average shares outstanding – Basic and Diluted(1)	16,480,703	16,143,520	16,403,821	16,139,523

Net loss per share – Basic and Diluted(1)	$(4.23)	$(24.25)	$(12.42)	$(93.43)

Net loss	(69,753)	(391,450)	(203,712)	(1,507,866)
Other comprehensive income
Change in unrealized gains (losses) on interest rate swaps, net of tax	794	(11,341)	(77)	(684)
Comprehensive loss	$(68,959)	$(402,791)	$(203,789)	$(1,508,550)
(1) Shares and net loss per share have been retroactively adjusted for all periods presented to reflect the one-for-forty (1-for-40) reverse stock split that became effective on September 20, 2024.

EXHIBIT 99.1
CLARITEV CORPORATION
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2025	2024
Operating activities:
Net loss	$(203,712)	$(1,507,866)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	75,775	65,372
Amortization of intangible assets	257,913	257,913
Amortization of the right-of-use asset	2,488	3,377
Loss on impairment of goodwill and intangible assets	—	1,434,363
Stock-based compensation	20,026	19,829
Deferred income taxes	(79,900)	(142,999)
Amortization of debt discounts and issuance costs	3,957	8,788
Non-cash interest expense	41,779	—
Loss (gain) on extinguishment of debt	670	(5,913)
Loss on sale of equity investment	2,667	—
Loss on disposal of property and equipment	676	155
Loss on disposal of leases	6,702	—
Gain on change in fair value of Private Placement Warrants and Unvested Founder Shares	—	(476)
Changes in assets and liabilities:
Trade accounts receivable, net	(37,234)	(5,574)
Prepaid taxes	(26,272)	(9,466)
Prepaid expenses, other current and non-current assets	(706)	1,364
Accounts payable	(47,401)	2,957
Other accrued expenses, accrued interest and accrued liabilities	37,196	24,089
Operating leases, net	(3,586)	(4,884)
Net cash provided by operating activities	51,038	141,029
Investing activities:
Purchases of property and equipment	(99,692)	(87,689)
Proceeds from sale of equity investment	13,333	—
Net cash used in investing activities	(86,359)	(87,689)
Financing activities:
Repayments of Term Loan	(7,345)	(9,938)
Repurchase of Senior Convertible PIK Notes	—	(14,886)
Taxes paid on settlement of vested share awards	(3,491)	(3,355)
Borrowings on 2025 Revolving Credit Facility	225,000	—
Repayment of 2025 Revolving Credit Facility	(155,000)	—
Purchase of treasury stock	—	(10,370)
Payment of debt issuance costs	(4,267)	—
Proceeds from issuance of common stock under Employee Stock Purchase Plan	1,397	883
Net cash provided by (used in) financing activities	56,294	(37,666)
Net increase in cash, cash equivalents and restricted cash	20,973	15,674
Cash, cash equivalents and restricted cash at beginning of period	29,672	81,494
Cash, cash equivalents and restricted cash at end of period	$50,645	$97,168

Cash and cash equivalents	$39,152	$86,598
Restricted cash	11,493	10,570
Cash, cash equivalents and restricted cash at end of period	$50,645	$97,168

Noncash investing and financing activities:
Purchases of property and equipment not yet paid	$13,615	$11,928
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$5,738	$—
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$(247,057)	$(218,590)
Income taxes, net of refunds	$(44,913)	$(57,860)

EXHIBIT 99.1
CLARITEV CORPORATION
Calculation of EBITDA and Adjusted EBITDA
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss	$(69,753)	$(391,450)	$(203,712)	$(1,507,866)
Adjustments:
Interest expense	101,232	81,792	292,614	245,119
Interest income	(471)	(1,245)	(1,282)	(2,722)
Benefit for income taxes	(23,608)	(27,220)	(62,449)	(76,715)
Depreciation	25,968	22,572	75,775	65,372
Amortization of intangible assets	85,971	85,971	257,913	257,913
Non-income taxes	581	515	1,697	1,623
EBITDA	$119,920	$(229,065)	$360,556	$(1,017,276)
Adjustments:
Other expenses, net (1)	6,451	1,517	15,905	2,584
Loss on disposal of assets, including right-of-use assets	1,902	—	7,378	—
Integration expenses	66	850	579	1,994
Change in fair value of Private Placement Warrants and Unvested Founder Shares	—	(87)	—	(476)
Transformation costs (2)	13,883	—	29,536	—
Transaction costs - Refinancing Transaction	—	—	7,879	—
Loss (gain) on extinguishment of debt	—	—	670	(5,913)
Loss on sale of equity investments	2,667	—	2,667	—
Loss on impairment of goodwill and intangible assets	—	361,612	—	1,434,363
Stock-based compensation, including cRSUs	10,243	6,818	26,059	19,829
Adjusted EBITDA	$155,132	$141,645	$451,229	$435,105
(1) "Other expenses, net" represents miscellaneous non-recurring expenses, impairment of other assets, non-integration related severance costs, legal expenses associated with the multi-district litigation, and start-up costs related to international expansion.
(2) "Transformation costs" represent costs directly associated with our multi-year transformation program called Vision 2030 which includes internal personnel costs for employees that have been either hired or redeployed and are fully dedicated to transformation activities, as well as other non-recurring and duplicative costs. At such time that internal personnel are redeployed to non-transformation activities, they will no longer be included as an adjustment herein.

EXHIBIT 99.1
CLARITEV CORPORATION
Calculation of Unlevered Free Cash Flow and Adjusted Cash Conversion Ratio
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$19,857	$72,842	$51,038	$141,029
Purchases of property and equipment	(36,203)	(31,700)	(99,692)	(87,689)
Free Cash Flow	(16,346)	41,142	(48,654)	53,340
Interest paid	129,547	60,195	247,057	218,590
Unlevered Free Cash Flow(1)	$113,201	$101,337	$198,403	$271,930

Adjusted EBITDA	$155,132	$141,645	$451,229	$435,105
Adjusted Cash Conversion Ratio	73%	72%	44%	62%

Net cash used in investing activities	$(22,870)	$(31,700)	$(86,359)	$(87,689)
Net cash used in financing activities	$(13,630)	$(3,143)	$56,294	$(37,666)
(1) Includes $7.8 million and $68.0 million cash paid for fees associated with the refinancing transaction during the three and nine months ended September 30,2025